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                                                                    Exhibit 23.3


                                       GOREY SINCLAIR
                                       Chartered Accountants

                                       T.M. Gorey F.C.A.  B.D. Sinclair A.C.A.

                                       10 Ord Street, West Perth WA  6005
                                       PO Box 105, West Perth WA  6872
                                       Phone (09) 321 4470 Fax (09) 321 4664





The Directors
VoiceNet Inc.
Campbell & Fleming Pty Ltd
250 Park Avenue
New York, NY  10177
UNITED STATES OF AMERICA




                          CONSENT OF INDEPENDENT CONSULTANT


We hereby consent to the reference to our firm under the caption "Business" and "Experts" appearing in the Prospectus which is part of this Registration Statement and to the use of our opinion dated September 11, 1996 as an Exhibit to the Registration Statement.




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T.M. GOREY
Partner




November 7, 1996